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                                                                   Exhibit 10.49

                            EIGHTH AMENDMENT TO LEASE

      This Amendment made as of the 4th day of April, 1996 is by and between Grove Street Associates of Jersey City Limited Partnership, a New Jersey limited partnership having an office at c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 (hereinafter called "Landlord"), and Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation having an office at 140 Broadway, New York, New York 10271 (hereinafter called "Tenant").

                                   WITNESSETH

      WHEREAS, Landlord and Tenant have previously entered into a Lease, First Amendment of the Lease and Side Letter Amendment executed in connection therewith, all dated July 1, 1987, a Side Letter Agreement dated June 19, 1989, a Second Amendment to Lease dated March 12, 1992, a Third Amendment to Lease dated December 27, 1992, a Side Letter Agreement dated September 29, 1993, a Fourth Amendment to Lease dated December 23, 1993, a Fifth Amendment to Lease dated May 1, 1994, a Sixth Amendment to Lease dated March 9, 1995, a Seventh Amendment to Lease dated June 16, 1995 (collectively the "Lease"), covering certain premises in the building at 1 Pershing Plaza, Jersey City, New Jersey (the "Building"); and

      WHEREAS, Tenant wishes to lease all of the space on the 14th and 15th floors of the Building.

      WHEREAS, Landlord and Tenant desire to amend the Lease as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing, the sum of Ten ($10.00) Dollars and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree to amend and modify the Lease as follows:

1. All defined terms used in this Amendment shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord 73,200 rentable s.f. which represents all of the rentable area on the 14th and 15th floors of the Building (the "14th & 15th Floors").

3. The term applicable to the 14th and 15th Floors shall commence on June 1, 1996 and shall expire on the Expiration Date of the Lease.

4. The first sentence of Section 1.02 of the Lease is hereby amended to read in its entirety as follows:

      "The premises hereby leased to Tenant are 4,800 rentable s.f. on the lobby level, the entire mezzanine A level, 3rd through 11th floors of the Building inclusive, 14th and 15th floors totaling 407,345 rentable s.f. and 9,994 rentable s.f. on the mezzanine B level (8,194 s.f. - kitchen and 1,800 s.f. - Storage Space #1) 3,747 s.f. - Storage Space #2, 4,809 rentable s.f. of temporary office space on the 12th floor, Temporary Storage Space #1 of 794 s.f. and Temporary Storage Space #2 of 112 s.f."

5. In addition to the fixed rent to be paid to Landlord by Tenant for the Premises as set forth in the Lease, Lessee shall pay Landlord fixed rent for the 14th and 15th Floors in the amount of One Million Three Hundred Thirteen Thousand Nine Hundred Forty and 00/100 Dollars ($1,313,940.00) per year, which shall be payable on the first day of each calendar month in the amount of One Hundred Nine Thousand Four Hundred Ninety-Five and 00/1 00 Dollars ($109,495.00) for the period commencing June 1, 1996 and ending July 13, 2009. The fixed rent shall be payable in the same manner and under the same terms and conditions as the fixed rent currently provided in the Lease.

6. As of June 1, 1996, Section 5.01(e) of the Lease is amended to provide that Tenant's Proportionate Share shall be 65.5% (53.73% + 11.77%), and that the agreed upon rentable square foot area of the Demised Premises shall be deemed to be 407,345 square feet.

7. As of June 1, 1996, Section 5.07(k) of the Lease is amended to provide that Tenant's Operational Proportionate Share shall be 66.22% (54.32% + 11.90%).

8. On or before June 1, 1996, Landlord shall provide Tenant a check in the amount of Two Million Nine Hundred Twenty-Eight Thousand and 00/100 Dollars ($2,928,000.00) towards the cost of improving the Premises (the "Improvement Allowance"). All work performed in the Premises shall be governed by the provisions of Article 13 "Tenant's Changes" of the Lease. At Landlord's request, Tenant shall furnish Landlord with copies of paid invoices related to work paid for with the Improvement Allowance.

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9.    The garage parking space allocation applicable to the 14th and 15th floors of the Building is sixty-one (61) spaces. At any time during the Term, Tenant may elect to lease all or less than all of these spaces by sending written notice to Lessor of its intention to lease same. Upon Tenants election to lease the garage parking spaces, Tenant agrees to pay Lessor the monthly rate Lessor is then charging other tenants in the Building for each space so leased.

10. The fixed annual sum of Seventy Thousand and 00/100 Dollars ($70,000), payable on a monthly basis, shall be deemed Tenants Proportionate Share of management fee charges included within Operating Expenses for the 14th and 15th floors from June 1, 1996 through December 31, 1999. Landlord and Tenant further understand and agree that each shall cooperate and negotiate in good faith with the other in an attempt to agree upon the amount of management fee charges to be included in Tenant's Actual Share of Operating Expenses, for each calendar year from and including 2000 through the remaining term of the Lease, provided, however, that in no event shall such amount be less that $70,000 per year for the 14th and 15th floors.

11. Tenant acknowledges the Landlord and/or its mechanical/elevator contractor(s) require access to the low-rise elevator machine room located on the 14th floor of the Premises. Access will be required through either or both the east and west doors of the elevator machine room on a daily basis to perform preventive maintenance, cleaning and repair of the equipment located therein. Tenant agrees that it is a condition to this Eighth Amendment to Lease that Tenant provides such unimpeded access to Landlord and its agents.

12. Tenant represents and warrants that this Lease and the undersigned's execution of same has been duly authorized and approved by the corporation's Board of Directors. The undersigned officer of the corporation represents and warrants he is an officer of the corporation with authority to execute this Lease on behalf of the corporation. Landlord represents and warrants that this Amendment and the undersigned's execution of same has been duly authorized and approved by all necessary partnership and corporate actions. The undersigned officer of the corporate general partner of Landlord represents and warrants that he is an officer of the corporation with authority to execute this Amendment on behalf of the corporate general partner of Landlord, and that the corporate general partner of Landlord is authorized to execute this Amendment on behalf of Landlord.

      EXCEPT as modified herein, the Lease dated July 1, 1987 and all amendments and sideletters applicable thereto covering the Premises shall remain in full force and effect as if the same had been set forth in full herein and Tenant and Landlord hereby ratify and confirm all of the terms and conditions thereof. Tenant acknowledges that it has no offsets, defenses or counterclaims to its obligations under the Lease as amended hereby.

      THIS Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assign.

GROVE STREET ASSOCIATES OF                   DONALDSON, LUFKIN & JENRETTE
JERSEY CITY LIMITED PARTNERSHIP              SECURITIES CORPORATION
(Landlord)                                   (Tenant)

By: Cali Sub IV, Inc.
    General Managing Partner


By: /s/ Thomas A. Rick                      By: /s/ Robert A. Yurman
    -----------------------------------         -------------------------------
    Thomas A. Rick, President &                 Robert A. Yurman, Vice President
    Chief Executive Officer                     Director of Administration